EXHIBIT 99.1

                                                          FOR IMMEDIATE RELEASE
                                                         Contact: James Spiezio
                                                       Beacon Power Corporation
                                                                   978-694-9121
                                                        spiezio@beaconpower.com


                     BEACON POWER DELISTING STAYED BY NASDAQ

WILMINGTON, MA -- November 22, 2004 -- Beacon Power Corporation (NASDAQ: BCON) today announced that on November 17 it received a letter dated November 16, 2004 from the Nasdaq Stock Market, stating that the Nasdaq Listing Qualifications Panel has granted the Company an additional 180 days to regain compliance with marketplace Rule 4310(c)(4). The Company's securities will continue to be listed on the Nasdaq SmallCap Market until May 12, 2005. That letter also indicated that Nasdaq has filed a proposed rule change with the Securities and Exchange Commission on October 21, 2004, which would allow the Company to remain listed beyond May 12, 2005 if it has not regained compliance by then. However, there is no assurance that the Company's stock will continue to be listed on the Nasdaq SmallCap Market after May 12, 2005.

Previous to this, in a press release dated May 19, 2004, the Company announced that it had received a letter from Nasdaq dated May 17, 2004, indicating that the Company's common stock had not met the $1.00 minimum bid price requirement for continued listing for the 30 days then ended, and that the Company's common stock would, therefore, be subject to delisting from the Nasdaq SmallCap Market, pursuant to Nasdaq Marketplace Rule 4310(c)(4). Therefore, in accordance with Marketplace Rule 4310(c)(8)(D), the Company was provided 180 calendar days, or until November 15, 2004, to regain compliance or face delisting on November 15, 2004.

About Beacon Power

Beacon Power Corporation designs and develops sustainable energy storage and power conversion solutions that provide reliable electric power for the electric utility, renewable energy, and distributed generation markets. The Company's new Smart Energy Matrix is a megawatt-level, utility-grade energy storage solution that is designed to deliver sustainable power quality services for frequency and voltage regulation, as well as power flow stabilization, and to support the demand for reliable, distributed electrical power.

For more information, please contact James Spiezio, Chief Financial Officer; phone 978.694.9121; fax 978.694.9127; email spiezio@beaconpower.com; or write to Beacon Power Corporation, 234 Ballardvale Street, Wilmington, MA 01887.

Safe Harbor  Statements under the Private  Securities  Litigation  Reform Act of
1995:

Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Beacon Power Corporation's current views about future events and financial performances. These forward-looking statements are identified by the use of terms and phrases such as "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Beacon Power Corporation's expectation. These factors include: a short operating history; a history of losses and anticipated continued losses from operations; a need to raise additional capital combined with a questionable ability to do so; conditions in target markets; no experience manufacturing any product or providing any service on a commercial basis; limited commercial contracts for sales to date; the dependence of sales on the achievement of product development and commercialization milestones; the uncertainty of the political and economic climate of any foreign countries into which Beacon hopes to sell, including the uncertainty of enforcing contracts and the potential substantial fluctuation in currency exchange rates in those countries; significant technological challenges to successfully complete product development; dependence on third-party suppliers; intense competition from companies with greater financial resources; possible government regulation that would impede the ability to market products; possible product liability claims and the negative publicity which could result; any failure to protect intellectual property; the possible need in the future to hire and retain key executives, particularly in light of the substantial workforce reductions during 2001 and 2002; the volatility in the stock price of companies operating in the same sector; the power of controlling shareholders and the limited ability of others to influence the outcome of matters put to the vote of shareholders. These factors are elaborated upon and other factors may be disclosed from time to time in Beacon Power Corporation's filings with the Securities and Exchange Commission. Beacon Power Corporation expressly does not undertake any duty to update forward-looking statements.